UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 25, 2017

SOCIAL REALITY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37916	45-2925231
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

456 Seaton Street, Los Angeles, CA  90013

(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code:  (323) 694-9800 not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01

Other Events.

On August 25, 2017 Social Reality, Inc. filed a lawsuit against Tronc, Inc. (formerly Tribune Publishing Company LLC) and Tribune Content Agency, LLC for breach of contract, fraudulent concealment and deceptive business practices (case number 1:17-cv-05998, U.S. District Court for the Northern District of Illinois). We have alleged that Tronc, Inc. and Tribune Content Agency, LLC refused to perform their contractual obligations and breached the terms of contract and insertion orders, causing us to suffer close to $35 million in damages. We are seeking a judgment in the amount of the damages as well as costs and such other relief as the court may award.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOCIAL REALITY, INC.

Date: September 25, 2017	By:	/s/ Christopher Miglino
Christopher Miglino, Chief Executive Officer